EXHIBIT 99.1

Lyris Announces First Quarter Fiscal 2015 Financial Results

90% of F4Q14 Revenue Was Recurring; 77% of F4Q14 Revenue From Subscriptions

EMERYVILLE, Calif., Nov. 6, 2014 (GLOBE NEWSWIRE) -- Lyris, Inc. (OTCBB:LYRI), a leading global provider of digital marketing solutions, today announced financial results for the first quarter of fiscal 2015 ended September 30, 2014.

Highlights

  Fiscal first quarter revenues were $7.1 million, down 3.1% from $7.3 million in the prior quarter and down 14.1% from $8.2 million in the same period last year.
  Recurring revenue was 90% of total revenue in the fiscal first quarter compared to 89% of total revenues in the same period a year ago and 91% of revenues in the prior quarter.
  Lyris HQ Software-as-a-Service (SaaS) revenues were 62% of total revenues in the fiscal first quarter compared to 60% in the same period a year ago and 63% of total revenues in the prior quarter.
  Fiscal first quarter gross margin was 64% compared to 63% for the same period last year.
  Fiscal first quarter loss from operations was $(8,000), compared to loss from operations of $(0.4) million in the same period last year.
  Fiscal first quarter net loss was $(0.3) million, or $(0.04) per diluted share, compared to net loss of $(0.5) million, or $(0.05) per share, in the same period last year.
  Fiscal first quarter non-GAAP net loss was $(0.1) million, or $(0.02) per diluted share, compared to a non-GAAP net income of $0.1 million, or $0.01 per share, in the same period a year ago.
  Fiscal first quarter adjusted EBITDA was $0.5 million, compared to adjusted EBITDA of $0.5 million in the same period a year ago.
  At March 31, 2013, the Company had $1.6 million in cash. The Company also had $1.2 million available for drawdown on its $5 million loan facility with Silicon Valley Bank.

"We kicked off fiscal 2015 with more stability than we've witnessed in recent quarters, and we continued to manage our business effectively to continue our progress to growth and profitability," stated John Philpin, president and CEO of Lyris. "We remain on track with our strategy to grow our business this year. Our average deal size is increasing; we are winning new business; our pipeline is increasing. Meanwhile, our top-tier 'Lighthouse' accounts continue to expand their business with us, and they are instrumental in our efforts to introduce new, unique applications through our industry-leading digital platform that will ultimately be available to all of our customers."

First Quarter Fiscal 2015 Financial Results

Total revenues of the first quarter of fiscal 2015 were $7.1 million, down 3.1% from $7.3 million in the prior quarter and down 14.1% from $8.2 million in the same period last year. Total subscription revenues were $5.4 million, or 77% of total revenues, in the first quarter of fiscal 2015, compared to $6.3 million, or 77% of total revenues, in the same period in fiscal 2014. Lyris HQ SaaS revenues were $4.4 million, or 62% of total revenues, in the first quarter of fiscal 2015, down from $5.0 million, or 60% of total revenues, in the same period a year ago.

Gross profit was $4.5 million, or 64% as a percentage of total revenues, in the first quarter of fiscal 2015, compared to $5.2 million, or 63% of total revenue, in the same period in fiscal 2014.

Loss from operations was $(8,000), compared to loss from operations of $(0.4) million in the same period last year. Net loss was $(0.3) million, or $(0.04) per diluted share, compared to net loss of $(0.5) million, or $(0.05) per share, in the same period last year.

Conference Call Information

Lyris will hold a conference call and webcast to discuss its financial results and operating activities open to all interested parties at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time), November 6, 2014.

The teleconference can be accessed by calling 888-438-5535, passcode 1907900. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available on the Internet at www.lyris.com.

A replay of the call will be available through November 13, 2014, at 877-870-5176, passcode 1907900, and on the company's website at www.lyris.com.

About Lyris

Lyris is a global provider of innovative email and digital marketing solutions that help companies reach customers at scale and create personalized value at every touch point. Lyris' products and services empower marketers to design, automate, and optimize experiences that facilitate superior engagement, increase conversions, and deliver measurable business value. The Lyris solutions portfolio is uniquely comprised of award- winning messaging automation software, digital marketing strategy and deliverability services, and a componentized and flexible integration framework that revolutionizes the way marketers can extend digital messaging across the enterprise. More than 5,000 companies worldwide partner with Lyris to manage connected customer communications.

www.lyris.com

Forward Looking Statements

This press release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect our current views with respect to future events and financial performance, and that are subject to many risks and uncertainties. These forward-looking statements include material in quotations from management, including our estimate of our addressable market. Statements that include word such as "expects," "intends," "plan," "believe," "project," "estimate," "may," "should," "anticipate," "will" and similar statements identify many of our forward-looking statements.

Many factors could cause actual results to differ materially from those indicated in our forward-looking statements. For example, market acceptance of our products, potential delays in product development, product offerings by our competitors, and our ability to finance anticipated growth could affect our future results. Other risk factors that could cause actual results to differ significantly from our expectations are described in our annual and quarterly reports filed with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

If one or more of these risks or uncertainties materialize, or if our underlying assumptions otherwise prove to be incorrect, our actual results may vary materially from what we project. Any forward-looking statements you read in this news release reflect our views as of the date of this press release with respect to future events, and are subject to these and other risks, uncertainties and assumptions relating to our operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Non-GAAP Financial Measures

In this release we present certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles ("GAAP"). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

We believe the calculation of non-GAAP net income (loss), calculated without giving effect to acquisition-related amortization charges, stock-based compensation expense and certain other amounts that we do not consider to be related to our ongoing core operating performance, provides a basis to compare our operating results across periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as GAAP net income (loss) less interest, taxes, depreciation, amortization, non-cash stock compensation expense and certain other financial measures, is an indicator of our cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure, as required under SEC rules and regulations, in tables attached to this release.

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except for per share data)

	Three Months Ended September 30,
	2014	2013

Revenues:
Subscription revenue	$ 5,447	$ 6,343
Support and maintenance revenue	915	997
Professional services revenue	526	594
Software revenue	184	297
Total revenues	7,072	8,231
Cost of revenues:
Subscription, software and other services	2,478	2,637
Amortization of developed technology	76	439
Total cost of revenues	2,554	3,076
Gross profit	4,518	5,155
Operating expenses:
Sales & marketing	2,302	2,832
General and administrative	1,436	1,673
Research & development	784	1,038
Amortization of customer relationship and trade names	4	50
Total operating expenses	4,526	5,593
Loss from operations	(8)	(438)
Interest expense	(30)	(38)
Interest income	3	--
Other income (expense), net	30	(7)
Loss from operations before income taxes	(5)	(483)
Income tax provision	330	10
Net loss	(335)	(493)
Net loss per share
Basic and diluted	$ (0.04)	$ (0.05)
Weighted average shares outstanding used in calculating net income per share:
Basic and diluted	9,568	9,568

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)

	Three Months Ended September 30,
	2014	2013

Net loss	$ (335)	$ (493)
Stock-based compensation expense	139	115
Amortization of intangible assets	80	489
Other (income) expense, net	(30)	7

Non-GAAP net income (loss)	$ (146)	$ 118

Net income (loss) per share
Basic and diluted	$ (0.02)	$ 0.01
Shares used to compute net income per share:
Basic and diluted	9,568	9,568

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company's business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles ("GAAP") and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,
	2014	2013
Net loss	$ (335)	$ (493)
Interest (income) / expense, net	27	38
Income tax (benefit) / provision	330	10
Depreciation	328	369
Amortization	80	489

Total EBITDA	430	413

Stock-based compensation expense	139	115
Other (income) expense, net	(30)	7

Total Adjusted EBITDA	$ 539	$ 535

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands, except for per share data)

	September 30,	June 30,
	2014	2014
ASSETS
Current assets:
Cash and cash equivalents	$ 1,589	$ 1,884
Accounts receivable, less allowances of
$403 and $396, respectively	3,280	3,456
Prepaid expenses and other current assets	893	674
Deferred income taxes	871	1,152
Total current assets	6,633	7,166
Property and equipment, net	5,473	5,160
Intangible assets, net	4,400	4,404
Goodwill	9,791	9,791
Other long-term assets	305	615
TOTAL ASSETS	$ 26,602	$ 27,136

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 2,775	$ 3,103
Revolving line of credit	2,350	2,350
Capital lease obligations - short-term	302	459
Income taxes payable	149	136
Deferred revenue	3,411	3,165
Total current liabilities	8,987	9,213
Other long-term liabilities	433	449
Capital lease obligations - long-term	116	163
TOTAL LIABILITIES	9,536	9,826
Commitments and contingencies
Redeemable convertible Series A preferred stock; $0.01 par value per share, 2,000 shares authorized, issued and outstanding, liquidation preference $5,000	5,000	5,000
Stockholders' equity:
Common stock, $0.01 par value; 40,000 shares authorized; 9,568 shares issued and outstanding	1,415	1,415
Additional paid-in capital	268,731	268,592
Accumulated deficit	(257,938)	(257,603)
Treasury stock, at cost; 11 shares held	(56)	(56)
Accumulated other comprehensive loss	(86)	(38)
Total stockholders' equity	12,066	12,310
Noncontrolling interest	--	--
Total stockholders' equity	12,066	12,310
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY	$ 26,602	$ 27,136
CONTACT: Lyris, Inc.

         Investor Relations Contact:
         Rich McDonald
         Director, Investor Relations
         (610) 688-3305
         rmcdonald@lyris.com